SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 10, 2006

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida		59-3191743
(State or other	001-12298	(IRS Employer
jurisdiction of incorporation)	(Commission File Number)	Identification No.)

                        121 West Forsyth Street, Suite 200                                                                                                   32202
                                     Jacksonville, Florida
                       (Address of principal executive offices)                                                                                           (Zip Code)

Registrant’s telephone number including area code:           (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance
                        Sheet Arrangement of a Registrant

On March 10, 2006, Regency Centers Corporation entered into forward starting swap transactions having notional amounts totaling $396.7 million to hedge $200 million ten-year fixed rate financing expected to occur in 2010 and $200 million ten-year fixed rate financing expected to occur in 2011.

For the expected 2010 financing, Regency locked an underlying 10-year treasury rate of 4.771% and a 10-year swap spread of 0.54%. With the forward carry cost and fees, the swap fixed rate is 5.3992%. Adding Regency’s current expected credit spread, the final effective rate is expected to be approximately 6.0%.

For the expected 2011 financing, Regency locked an underlying 10-year treasury rate of 4.774% and a 10-year swap spread of 0.54%. With the forward carry cost and fees, the swap fixed rate is 5.415%. Adding Regency’s current expected credit spread, the final effective rate is expected to be approximately 6.0%.

The swap agreements will be settled in cash on dates selected by Regency no later than December 15, 2010 and September 1, 2011, respectively. If the 10-year treasury rate at the time of settlement is higher than the locked rate, the counterparty will make a cash payment to Regency. If the 10-year treasury rate at the time of settlement is lower than the locked rate, Regency will be required to make a cash payment to the counterparty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)
Date: March 14, 2006
By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Chief Accounting Officer